Exhibit 1.2
AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT
February 17, 2023
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
As Managers
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Bank of America, N.A.
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
JPMorgan Chase Bank, National Association
383 Madison Avenue, 6th Floor
New York, New York 10179
The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Truist Bank
3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326
Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, New York 10001
As Forward Purchasers
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, New York 10017
Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001
As Forward Sellers
Ladies and Gentlemen:
Reference is hereby made to the Equity Distribution Agreement, dated August 3, 2021 (the “Distribution Agreement”), among Cousins Properties Incorporated, a Georgia corporation (the “Company”), Cousin Properties LP, a Delaware limited partnership (the “Operating Partnership”), and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Managers”), Morgan Stanley & Co. LLC, Bank of America, N.A, JPMorgan Chase Bank, National Association, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (collectively, the “Forward Purchasers”) and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Forward Sellers”), which shall be amended as set forth in this Amendment to Equity Distribution Agreement (this

“Amendment” and, as amended, this “Agreement”). Capitalized terms used herein and not defined have the respective meanings set forth in the Distribution Agreement.
The Distribution Agreement contemplates the offering and sale of Shares pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-236822). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File No. 333-269859) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on the date hereof) and (ii) a prospectus supplement dated February 17, 2023 relating to the Shares and an accompanying prospectus dated February 17, 2023.
The parties hereto hereby agree that, from and after the date hereof, the second paragraph of the introduction of the Distribution Agreement shall be replaced in its entirety with the following:
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-269859), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(b) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers, the Forward Purchasers and the Forward Sellers in accordance with Section 6(a), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

The parties hereto hereby further agree that the Distribution Agreement, as amended hereby, shall remain in full force and effect.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Company, the Operating Partnership, the Managers, the Forward Purchasers and the Forward Sellers in accordance with its terms.

Very truly yours,

COUSINS PROPERTIES INCORPORATED

By:	/s/ Gregg D. Adzema
Name:	Gregg D. Adzema
Title:	Executive Vice President
and Chief Financial Officer

COUSINS PROPERTIES LP

By:	/s/ Gregg D. Adzema
Name:	Gregg D. Adzema
Title:	Executive Vice President
and Chief Financial Officer
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

MORGAN STANLEY & CO. LLC
As Manager, Forward Seller and Forward Purchaser

By:	/s/ Namrta Bhurjee
Name:	Namrta Bhurjee
Title:	Vice President
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

BOFA SECURITIES, INC.
As Manager and Forward Seller

By:	/s/ Chris Djoganopoulos
Name:	Chris Djoganopoulos
Title:	Managing Director

BANK OF AMERICA, N.A.
As Forward Purchaser

By:	/s/ Rohan Handa
Name:	Rohan Handa
Title:	Managing Director
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

J.P. MORGAN SECURITIES LLC
As Manager and Forward Seller

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION
As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

TD SECURITIES (USA) LLC
As Manager and Forward Seller

By:	/s/ D. Crandlemire
Name:	Dawn Crandlemire
Title:	Director

THE TORONTO-DOMINION BANK
As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name:	Vanessa Simonetti
Title:	MD
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

TRUIST SECURITIES, INC.
As Manager and Forward Seller

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director

TRUIST BANK
As Forward Purchaser

By:	/s/ Michael Collins
Name:	Michael Collins
Title:	Managing Director
[Signature Page to Amendment to Distribution Agreement]

Accepted as of the date first written above.

WELLS FARGO SECURITIES, LLC
As Manager and Forward Seller

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

TRUIST BANK
As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director
[Signature Page to Amendment to Distribution Agreement]